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Allis-Chalmers Energy Inc.

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Seawell Limited Oslo Bors Listed ! November 26, 2010

Seawell is a global drilling and well services company with 3,200 employees. Consolidated revenues of USD 551.7M in 2009 with USD 84.7M EBITDA margin. Traded under SEAW on the Oslo Stock Exchange. Stavanger Esbjerg Abu Dhabi Kuala Lumpur Houston Aberdeen Caspian Alaska Port-Harcourt Luanda Offices Operations Bergen Seawell Today Rio de Janeiro

Seawell's Strategy Create significant long-term shareholder value. Build a profitable, high-growth global oilfield service company. Create two differentiated product and service portfolios within Drilling and Well Intervention. Develop organisational capabilities through a diverse, multinational workforce. Acquire technology and geographical footprint where needed. Focus on serving clients with operational excellence and execution. Create integrated offerings across our divisions.

The Well Company

Drilling Services | Engineering Services | Well Services


Facilities Engineering
Drilling Optimization
Upgrades and Maintenance
Platform / Land Drilling
Well Intervention
Casing
Carbon Technology (C6)
Collars / Pipe
Slickline / E-line
Barrier Plugs
Tractor Services
MWD / LWD
Mechanical Tools
Production Logging
Rotary Steerable
Integrity Logging
Motors
Fishing
Bits
Perforations

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SEAWELL

Oil is the world's primary source of energy and will remain so for many years to come. The "cheapest" oil comes from enhanced production in older fields. A global OECD survey of 800 fields showed a global decline rate of 6.7% rising to 8.6% in 2030, demanding constant investment in intervention and infill drilling. Decline rates in the North Sea are close to 12%! Investments by oil companies in IOR is expected to increase annually from 2011 to 2020, mainly in infield drilling. From 1965-2010 oil demand grew 55%; world population grew 95%; and all energy demand by 193%. Oil is still 98% of transportation energy. The latest technology has enabled shale oil production in the US onshore market. Seawell is very well positioned for IOR services Increased Oil Recovery is the no. 1 challenge of the E&P industry

Seawell Milestones August 2007: SEAW established from Seadrill's well services division. October 2007: Equity issue of NOK 275 million. April 2008: Acquisition of Noble Corp.'s North Sea platform drilling division. May 2008: Acquisition of Peak Well Solutions AS. April 2008: Equity issue of NOK 195 million. July 2008: Acquisition of Tecwel AS. May 2010: Acquisition of Viking Intervention Technology AS. August 2010: Acquisition of Rig Inspection Services. August 2010: Signed merger with Allis-Chalmers Energy. August 2010: Equity issue of USD 430 million. November 2010: OSE listing.

Board of Directors

Jørgen Peter Rasmussen (1959), Chairman of the Board

- Mr. Rasmussen has been a Director of Seawell since its incorporation in August 2007. Prior to this, Mr. Rasmussen was employed by Schlumberger for 25 years. From 1998 to 2001 he was General Manager of Schlumberger's Scandinavian office; from 2001 to 2003 President and CEO of Schlumberger Smart Cards; from 2003 to 2005 CEO of Atos Origin Western Europe, and from 2005 to 2007 Vice President of WesternGeco. Mr. Rasmussen has worked for Schlumberger in Europe, Africa, Asia, Australia, Russia and the U.S. He has held various board positions in industry associations and oilfield companies, and holds a M.Sc. in Geology and Geophysics from the University of Aarhus, Denmark. Mr. Rasmussen is a Danish citizen, resident in Denmark.

Tor Olav Trøim (1963)

- Mr. Trøim has served as a Director of Seawell since its incorporation in August 2007. Mr. Trøim is also a Director of Seadrill. Mr. Trøim graduated as M.Sc Naval Architect from the University of Trondheim, Norway in 1985. His career includes a position as Portfolio Manager Equity in Storebrand ASA (1987-1990) and that of chief executive officer of DNO AS (1992-1995). Mr. Trøim has, since 1995, been a director of Seatankers Management Co. Ltd. in Cyprus. In this capacity, he has acted as chief executive officer for Knightsbridge Tankers Limited and Golar LNG Limited. Mr. Trøim is currently a director of Golar LNG Limited, Ship Finance International Limited, Golden Ocean Group Limited and Aktiv Kapital ASA. He was a director of Frontline Ltd from November 1997 to February, 2008 and now serves as a consultant to the board of Frontline Ltd. Mr. Trøim is a Norwegian citizen, resident in the UK.

Cecilie Fredriksen (1983)

- Ms. Fredriksen has served as a Director of Seawell since September 2008. Ms. Fredriksen is currently employed by Frontline Corporate Services Ltd. in London and serves as a director of Aktiv Kapital ASA, Ship Finance International Limited and Golden Ocean Group Limited. She received a BA in Business and Spanish from the London Metropolitan University in 2006. Ms. Fredriksen is a Norwegian citizen, resident in the UK.

Fredrik Halvorsen (1973)

- Fredrik Halvorsen has been a Director of Seawell since October 2010. Mr. Halvorsen is a Director of Deep Sea Supply Plc. Mr. Halvorsen's experience includes the position as CEO of Tandberg ASA and, subsequently, SVP of Cisco Systems Inc. Mr. Halvorsen is a Norwegian citizen, resident in the UK.

Kate Blankenship (1965) Head of Audit Committee

- Ms. Blankenship has served as a Director of Seawell since its incorporation in August 2007. Ms Blankenship is also a director of Frontline Ltd, Golar LNG Limited, Ship Finance International Limited, Golden Ocean Group Limited and Seadrill. Ms. Blankenship is a British citizen, resident in France.

Alf R. Løvdal (1958)

- Mr. Løvdal has been a Director of Seawell since September 2009. Mr. Løvdal is currently Senior Vice-President, Tender Rigs in Seadrill Management AS. He has previously been chief executive officer in Seawell Management. Mr. Løvdal has close to 30 years experience in the oil and gas industry. Mr. Løvdal is a Norwegian citizen, resident in Singapore.

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SEAWELL

Executive Management Thorleif Egeli, Chief Executive Officer Mr. Egeli has been the CEO of Seawell Management since October 2009. Prior to joining Seawell, Mr. Egeli was employed by Schlumberger where he served in a variety of positions from 1993. Mr. Egeli holds a degree in Mechanical Engineering from the Norwegian Technical University and a MBA from Erasmus School of Management in Rotterdam. Mr. Egeli is a Norwegian citizen, resident in Norway. Lars Bethuelsen, Chief Financial Officer Mr. Bethuelsen started working for Seawell Management in 2007. He has more than 15 years of experience in the drilling and well services industry and has held several senior positions in Smedvig and Seadrill before joining Seawell. He has a degree in Finance from the University of Stavanger. Mr. Bethuelsen is a Norwegian citizen, resident in Norway. Max Bouthillette, Exec. Vice President and General Counsel Mr. Bouthillette joined Seawell in 2010 and was previously employed for the last 16 years by BJ Services, Schlumberger Limited, and the law firm of Baker Hostetler LLP. His professional experience includes serving as Chief Compliance Officer and Associate General Counsel for BJ Services from 2006 to 2010, as a partner with Baker Hostetler LLP from January 2004 to 2006, and in several positions with Schlumberger in North America, Asia, and Europe from 1998 through 2003. Mr. Bouthillette holds a degree in Accounting from Texas A&M University and a Juris Doctorate from the University of Houston Law Center. Gunnar Lemvik, Senior Vice President, Human Resources Mr. Lemvik joined Seawell Management in January 2009. He has more than 15 years of experience in senior HR roles for different international companies, the five last years in the oil and gas industry. He has served as an officer in the Norwegian armed forces and has a degree in law with a specialization in labour and company law from the University of Oslo awarded in 1993. Mr. Lemvik is a Norwegian citizen, resident in Norway.

Operational Divisions Drilling Facility Engineering Modular Rigs Oil Tools (Down Hole Tools) Prod. Logging Well Intervention

Drilling Services Drilling Services construction to abandonment Engineering Services construction to abandonment Seawell Limited Well Services integrity & performance Platform Drilling Modular Rigs Rental Services

World's Leading Platform Driller Platform Driller of the year in the UK IADC award three years in a row Experienced - first operation was for Statoil at Statfjord, 1974. Won 10-year contract for all Ekofisk and Eldfisk platforms for ConocoPhillips. Operations started in Brazil for Statoil. Solid backlog, performance, and cash flow with more than 16 BNOK back-log, including all options. No LTI over 5 years of operations for Shell in the UK. Safest platform operations for Statoil in 2010. Photo, Oyvin Hagen Statoil.com

Contract Status - Platform Drilling Unit Customer Gullfaks A, B, C Veslefrikk A, B StatoilHydro Statfjord A, B, C Ula & Valhall Gyda Brent A, B, C, D, Nelson Dunlin Eider, Tern, N.Corm., Corm.A StatoilHydro StatoilHydro BP Talisman Shell Fairfield TAQA 2009 1Q 2Q 3Q 4Q 2010 1Q 2Q 3Q 4Q 2011 1Q 2Q 3Q 4Q 2012 1Q 2Q 3Q 4Q 2013 1Q 2Q 3Q 4Q Alba & Captain Chevron Forties A, B, C, D Apache Brae A, B, E Marathon Firm contract's Option Ekofisk & Eldfisk ConocoPhillips 1 x 2 year Life of field 1 year 3 x 1 year 3 x 1 year Year to year Peregrino A & B StatoilHydro 1 x 2 year 1 x 2 year Life of field 1 year Option 3 x 3 year Option 2 x 3 year 37 Rigs 20 Operating Strings

Conoco-Phillips Contracts

- Well Intervention Services (350 MNOK / year)
  - Schlumberger and Weltec are partners.
  - Slick Line and Electric Line.
  - Tractor Services.
  - Open and Cased Hole Logging.
  - 5-year contract plus 2 x 2-year options.



- Platform Drilling Services (400+ MNOK/year)
  - Start-up of platform drilling services on Ekofisk 2/4 K & 2/4X and Eldfisk 2/7A & 2/7B first half of 2010.
  - Manpower, engineering and rentals.
  - 5-year contract plus 5 x 1-year options.

- Contracts for VMB, C-flex, Fishing, Ultrasound Leak Detection.

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SEAWELL

An opportunity for Seawell's Oilfield Services Wireline Services Drilling Services Smart crews Ultrasound Cased hole logging Tractor services Special Wireline fishing VMB Plugs C-Flex services Casing services Tool & pipe rentals Facility engineering P&A Facility services

The best drilling machine is coming ! Our new Modular rig is on plan to be completed in Germany Q4 2010. The rig is state of the art and fully Norsok compliant. Our goal is to build a worldwide Modular Rig company in the next 5 years.

Engineering Services Drilling Services construction to abandonment Engineering Services construction to abandonment Seawell Limited Well Services integrity & performance Drilling Facility Engineering Integrated Asset Management Services Rig Inspection Services

Resource pool of over 450 personnel. Excellent organic growth over last six years. Operations worldwide - activities in Norway, UK, US, Brazil & South-East Asia. Strong client portfolio including major and independent oil companies as well as integrated contractors. Capabilities focused on drilling facilities, support systems and related services & operations. Engineering excellence from operational experience Engineering Services

Integrated Asset Management Services (IAMS) RIS will complement Seawell's comprehensive range of engineering services (including riser and mooring analysis) with competence and capacity to execute inspection and assessment activities. Analyze Inspect Assess Modify, Upgrade, Repair & Maintain Front end engineering Asset Management Database Business Model

Well Services Drilling Services construction to abandonment Engineering Services construction to abandonment Seawell Limited Well Services integrity & performance Wireline Intervention Oil Tools Wireline Logging Well Integrity & Performance

Well Integrity - Oil Tools Pioneer in well barrier technology. Precision-engineered products take well integrity assurance to a new level. High-performance technologies include: VMBTM Safe and secure V0-rated well suspension plugs. CflexTM Annular seal integrity with unique staged cement capability. WCCHTM Wireless operated cementing heads improve safety and efficiency.

Well Integrity - Wireline Logging PointTM Diagnostic System Calipers Well Performance Eye

PointTM Diagnostic System Well Integrity Well Performance LeakPointTM Rapid, accurate location of leaks Leak flow SandPointTM Pinpoints sand entry down hole Sand flow EntryPointTM High-precision production profiling Production flow FlowPointTM Maps flow behind pipe Annulus flow

Ultrasound camera "sees" through casing Well Performance Eye - WPE

Well Performance - Wireline Intervention Brand leader in the North Sea. Advanced fleet of multi-line units. Specialised intervention tools. Highly-experienced crews. Technology and services include: Specialist subsea intervention services. Heavy-duty fishing. Integrated operations. Carbon cable deployment technology.

Seawell - Deliver What Is Promised 1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 Sales 214 209 202 213 210 199 235 327 340 369 370 435 440 440 531 564 501 522 500 574 502 619 714 716 827 794 751 728 819 904 EBITDA 24 29 22 31 33 20 21 38 23 38 54 63 60 65 61 79 60 77 81 80 69 85 106 108 117 129 131 114 109 144 664? Op. revenues, NOKm 1) EBITDA, NOKm CAGR 2003-2009 Revenues +25% EBITDA +29%

Introduction to Allis-Chalmers Energy Inc. Provider of services and equipment to oil and natural gas E&P companies. Operations in US, Argentina, Brazil, Bolivia and Mexico. Employs approximately 3,300 skilled and experienced people. Three business segments: Oilfield Services Drilling and Completion Rental Services Listed on NYSE. Largest shareholder is Lime Rock Partners. Key figures1 1Source: 2009 annual report. Numbers in pies: USDm, relative share of total. 2Source: 2009 annual report. Defined as long-lived assets. Total assets of USD 1080.6m. 2009 revenues by geography Assets per 31.12.20092

Disclaimer Confidential Forward-Looking Statements This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast," and other words and terms of similar meaning. These forward-looking statements involve a number of risks and uncertainties. Seawell and Allis-Chalmers caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Seawell and Allis-Chalmers, including future financial and operating results, Seawell's and Allis-Chalmers' plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Allis-Chalmers' filings with the Securities and Exchange Commission. These include risks and uncertainties relating to: the ability to obtain the requisite Allis-Chalmers stockholder approval; the risk that Allis-Chalmers or Seawell may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; and the effect of changes in governmental regulations. Neither Seawell nor Allis-Chalmers undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The publication or distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, Seawell, Allis-Chalmers and their respective affiliates disclaim any responsibility or liability for the violation of such restrictions by any person. In connection with the proposed merger between Seawell and Allis-Chalmers, Seawell will file with the SEC a Registration Statement on Form F-4 that will include a proxy statement of Allis- Chalmers that also constitutes a prospectus of Seawell. Seawell and Allis-Chalmers will mail the proxy statement/prospectus to the Allis-Chalmers stockholders. Seawell and Allis-Chalmers urge investors and stockholders to read the proxy statement / prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from Seawell's website (www.seawellcorp.com) under the tab "Investors." You may also obtain these documents, free of charge, from Allis-Chalmers' website (www.alchenergy.com) under the tab "For Investors" and then under the heading "SEC Filings." Participants In The Merger Solicitation Seawell, Allis-Chalmers, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Allis-Chalmers stockholders in favor of the merger and related matters. Information regarding the persons, who may, under the rules of the SEC, is deemed participants in the solicitation of Allis-Chalmers stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Allis-Chalmers' executive officers and directors in its definitive proxy statement filed with the SEC on April 30, 2010. Additional information about Seawell's executive officers and directors and Allis-Chalmers' executive officers and directors can be found in the above-referenced Registration Statement on Form F-4 when it becomes available. You can obtain free copies of these documents from Seawell and Allis-Chalmers using the contact information above.